UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.02.	Results of Operations and Financial Condition.

On February 13, 2013, Manning & Napier, Inc. (the “Company”) issued a press release announcing certain combined consolidated financial and operating results for the three-month period and fiscal year ended December 31, 2012. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 13, 2013, the Company and Manning & Napier Group, LLC executed a Daily Adjusting LIBOR Revolving Line Note (the “Note”) with M&T Bank. The Note has an original principal amount of $10,000,000 and bears an interest rate of 1.50 percentage points above the greater of (a) one-month LIBOR, adjusting daily, or (b) one-day (i.e., overnight) LIBOR. The Note is unsecured and is payable on demand. If the Company fails to make a payment when due under the Note, the default rate on the outstanding balance shall be 5 percentage points per year above the otherwise applicable rate per year. The Company has not drawn any loans under the Note.

The foregoing description of the Note is qualified in its entirety by the full text of the Note, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The information furnished in this Form 8-K, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Form of Daily Adjusting LIBOR Revolving Line Note executed on February 13, 2013.

99	Press Release issued by Manning & Napier, Inc. on February 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: February 13, 2013	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer